UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2013

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Cnr Stirling Hwy & Fairlight
St Mosman Park, Western Australia 6012, Australia
(Address of principal executive offices)

+61 8 9384 6835
(Registrant’s telephone number including area code)

Suite 440, 580 Hornby Street
Vancouver, British Columbia V6C 3B5, Canada
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

On June 20, 2013, we appointed Mark Kalajzich as President and Chief Executive Officer of our company in place of Simon Eley. Mr. Eley was appointed as Chairman of our company. A description of the business experience of Mr. Kalajzich is provided below.

Mark Kalajzich has held senior executive roles in the Telecommunications, Workforce Management and Finance sectors in Australia and Asia over the past decade. Mark gained global resources and commodities experience in Equity Capital Markets at Patersons Securities from 2009 until 2012. He has been heavily involved in the operation and listing of resource companies for the past 2 years. Mark has successfully foundered and held Executive Director roles in a number of successful start-up entities and continues to hold a Directors role in the private venture capital and greenfields investment company, Chapman Valley Capital. Throughout these positions, Mark has traditionally focused on the creation of corporate structures, the execution of capital management strategies and driven change management outcomes.

There are no related party transactions between our company and Mr. Kalajzich, nor are there any family relationships between our directors or officers and Mr. Kalajzich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2013	TIERRA GRANDE RESOURCES INC.

	By:	/s/ Simon Eley
Simon Eley
Chairman and Director